EXHIBIT 10.5

AMENDMENT TO RESTRICTED STOCK AGREEMENT

This Amendment to Restricted Stock Agreement (the "First Amendment") is made as of this 31st day of December 2016 by and between Envision Solar International, Inc., a Nevada corporation (the "Company"), and Peter Davidson, an individual (the "Grantee"), with respect to the following facts:

RECITALS

A.      The Company and the Grantee have entered into that certain Restricted Stock Agreement, dated September 8, 2016 (the "Agreement"), and the Company and the Grantee desire to amend the Agreement pursuant to this First Amendment.

B.       In conjunction with this First Amendment, the Company has agreed to grant to the Grantee (i) 750,000 restricted shares of the Company's common stock and (ii) an additional 750,000 restricted shares of the Company's common stock to vest in the future from time to time, based on the Grantee achieving certain performance criteria to be agreed upon by the Board of Directors after discussion with senior management at a future date.

C.       The terms used in this First Amendment will have the meanings ascribed to them in the Agreement unless otherwise defined herein.

NOW, THEREFORE, for one dollar and other good and valuable consideration, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Amendment.

The following sentence is added to Section 2.1 of the Agreement as follows:

"Any Restricted Shares not released from escrow as of December 31, 2016 are no longer eligible for release from escrow and will not vest, and are hereby cancelled and returned to the authorized but unissued shares of the Company's common stock."

2. Effect of First Amendment.

The Agreement will remain in full force and effect except as specifically modified by this First Amendment.  In the event of any conflict between the First Amendment and the Agreement, the terms of this First Amendment will govern.

3. Counterparts.

This First Amendment may be executed simultaneously in any number of counterparts, each of which counterparts will be deemed to be an original and such counterparts will constitute but one and the same instrument.

IN WITNESS WHEREOF, this First Amendment is executed as of the date first above written.

COMPANY: ENVISION SOLAR INTERNATIONAL, INC.	GRANTEE: PETER DAVIDSON

By:
Desmond Wheatley, President	Peter Davidson